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                                                                   Exhibit 10.52

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT, dated as of March 3, 2003 (this "Amendment"), amends the Amended and Restated Credit Agreement, dated as of January 21, 2002, (as amended to the date hereof, the "Credit Agreement") by and between ALLIANCE SEMICONDUCTOR CORPORATION ("Alliance"), a Delaware corporation, and ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD. (" Alliance (S.A.)"), a South African corporation (collectively referred to as the "Borrower") and CHINATRUST COMMERCIAL BANK, LTD., acting through its New York Branch (the "Bank").

WITNESSETH

WHEREAS, the Borrower and the Bank have previously entered into the Credit Agreement (all capitalized terms used herein and not otherwise defined herein shall have the meanings described thereto in the Credit Agreement); and

WHEREAS, the loan facility under the Credit Agreement has been fully drawn and has been partially repaid; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended to provide additional loans and to extend the term of the existing facility; and

WHEREAS, the Bank is willing to agree to such amendment on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. Amendments to Credit Agreement.

(A) The term "Commitment" is hereby deleted in each and every instance in which it appears and the term "Facility Amount" is substituted in each place it appears. The definition of Facility Amount is hereby inserted in Section 1.01 of the Credit Agreement as follows:

         "Facility Amount" means the maximum of all Loans made and to be made under this Agreement which shall not exceed Forty Five Million Dollars ($45,000,000.00) in the aggregate, pursuant to the terms of this Agreement.

(B) The definition of the term "Interest Period" contained in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:

         "Interest Period" means the period commencing on the date such loan is made and ending on the numerically corresponding day in the third (3rd) calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (a) No Interest Period may extend beyond the Termination Date; and
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         (b) If an Interest Period would end on a day that is not a Business
         Day, such Interest Period shall be extended to the next Business Day unless, such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

(C) The definition of the term "Termination Date" contained in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:

"Termination Date" means March 2, 2004-

(D) The provisions of Section 2.01 shall be amended to read in its entirety as follows:

         Section 2.01. Term loans. The Bank has made, pursuant to the terms and conditions set froth in this Agreement, loans to the Borrower in the total principal amount of Forty Six Million Dollars ($46,000,000.00) of which Seven Million Four Hundred Fifty Thousand Dollars (7,450,000.00) has been repaid; and the Bank shall make additional loans of Six Million Four Hundred Fifty Thousand Dollars (6,450,000.00) for general corporate purposed (collectively the "Loans") to the Borrower.

(E) The provisions of the first paragraph of Section 2.02 shall be amended to read in its entirety as follows:

         Section 2.02. Notice and Manner of Borrowing. The Borrower shall give the Bank written or telegraphic notice (effective upon receipt) of a request for the Loans Under this Agreement, at least two (2) Business Days before each Loan, specifying: (1) the date of such Loan; and (2) the amount of such Loan. The Bank shall make any requested Loans.

(F) The provisions of Section 2.03(1) shall be amended to read in its entirety as follows:

         (1) The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans made under this Agreement at a rate equal to the LIBOR Interest Rate plus two percent (2.0%) per annum (the "Standard Interest Rate"). Interest on the Loans shall be paid in immediately available funds at the New York Office on the last day of the Interest Period with respect thereto. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full (before as well as after judgment), payable on demand, at a rate per annum equal to the Wall Street Journal Prime Rate plus two percent (2.0%).

(G) The provisions of Section 2.03(2) shall be amended to read in its entirety as follows:

         (2) The Interest Periods shall be for three (3) months each. Any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

(H) The provisions of Section 2.04 are amended to add the following subsections:

         (3) The Borrower agrees to pay to the Bank a facility fee on the date of renewal of this facility, that is March 3, 2003, of two percent (2%) of the Facility Amount that is Nine Hundred Thousand Dollars ($900,000).

         (4) The Borrower shall pay a late charge of five percent (5%) of any payment not received within ten (10) days of its due date.
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(I) The provisions of Section 2.05 shall be amended to read in its entirety as follows:

         Section 2.05. The Note. (I) The Loans, of the First Loan Amount and Second Loan Amount, made by the Bank under this Agreement had been evidenced by a single promissory note of the Borrower, that is the Note which was dated as of November 15, 2001. The Loan, of the Third Loan Amount made by the Bank under this Agreement, had been evidenced by single promissory note of the Borrower, that is the Additional Note which was dated as of January 21,2002.

         (2) All of the Loans, including the First, Second and Third Loan Amount and the additional Loan of Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00) made available by the Bank under this Agreement shall hereinafter be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower (the "Amended and Restated Note") in substantially the form annexed hereto as an exhibit, duly completed, dated as of March 3, 2003, and payable to the Bank, such Amended and Restated Note to represent all of the obligations of the Borrower to repay the aforementioned Loans. The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Amended and Restated Note or to keep separate records of such Loans made to the Borrower and all payments of principal amounts in respect of such Loans, which endorsements or records shall, in the absence of manifest error, be conclusive as to the outstanding balance of such Loans made by the Bank; provided, however, that the failure to make such notation or record with respect to such Loans or renewals, or payments shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Amended and Restated Note. The Note and Additional Note are superceded and replaced by the Amended and Restated Note.

         (3) On the Termination Date, the unpaid principal amount of the Amended and Restated Note shall be repaid in full along with any other sums then due and owing to the Bank.

(J) The provisions of Section 2.06 shall be amended to read in its entirety as follows

         Section 2.06. Prepayments. The Borrowers may, upon at least two (2) Business Days' irrevocable notice to the Bank, voluntarily repay the Amended and Restated Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than Two Million Dollars ($2,000,000.00); (2) the Borrower simultaneously pay a prepayment penalty of one half of one percent (0.5%) of the amount of the prepayment; and (3) pay any reasonable loss, cost, or expense to the Bank as a result of the prepayment in accordance with
         Section 2.13 of this Agreement. If, however, the Borrower makes a prepayment in order to restore the value of the Collateral Value (as defined in the Pledge Agreement) to the level required by the Pledge Agreement (pursuant to Section 2(e)) or if the Bank disposes of Collateral to restore the Collateral Value to the level required by the Pledge Agreement (pursuant to Sections 2(f) or 2(g)), the Borrower shall simultaneously pay a prepayment penalty of one percent (1.0%) of the amount of the prepayment.

(K) The provisions of Section 2.08 shall be amended to read in its entirety as follows:
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         Section 2.08. Use of Proceeds. The proceeds of the Loans of the First
         Loan Amount and Second Loan Amount hereunder shall be used by the Borrower to refinance its existing indebtedness to Citibank, N.A. and for working capital purposes. The proceeds of the Loan of the Third Loan Amount hereunder shall be used by the Borrower to refinance its indebtedness to NFI of Japan. The proceeds of the additional loan made available to the Borrower pursuant to the Amendment dated as of March 3, 2003, may be used for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

(L) The provisions of Article III are amended to add the following section:

         Section 3.05. Conditions Precedent to the additional $6,450,000.00 Loan. Notwithstanding the terms of the Pledge Agreement (as amended), the additional $6,450,000.00 Loans may only be borrowed if the Collateral Value is at least two hundred thirty percent (230%) of the Outstanding Amount (as defined in the Pledge Agreement) plus the amount of the additional Loans to be borrowed.

(M) The provisions of Section 5.08 are amended to add the following subsection:

         (11) As soon as available and in any event within fifteen (15) days after the end of each quarter, a certificate of the chief financial officer of the Borrower certifying Borrower's holdings of United Microelectronics Corp., in form and substance satisfactory to the Bank.

ARTICLE 2. Representations and Warranties of Borrower. On and as of the date hereof, before and after giving effect to this Amendment, the Borrower represents and warrants to the Bank as follows:

         (a) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of the Credit Agreement;

         (b) Before and after giving effect to this Amendment, there shall exist no Default or Event of Default under the Credit Agreement; and

         (c) The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct.

ARTICLE 3. Effect of Amendment: Ratification.

         (a) All references to the Credit Agreement in the Documents shall be deemed to refer to the Documents as amended by this Amendment and all previous amendments, and the terms "this Agreement," and the words "hereof," "herein," "hereunder" and words of similar import, as use in the Documents, shall mean the Documents, as previously amended and amended hereby.

         (b) Except as expressly set forth herein, this Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Documents, and the Documents, as amended hereby, are hereby ratified, approved and confirmed in all respects.
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ARTICLE 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto in separate counterparts including by telecopier, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

ARTICLE 5. Fees and Expenses. Simultaneously with the execution and delivery of this Amendment by the Borrower, the Borrower shall pay to the Bank all expenses of the Bank (including fees and disbursements of legal counsel) relating to the preparation, negotiation and execution of this Amendment.

ARTICLE 6. Effectiveness. This Amendment shall become effective as of the date first above written when the Bank shall have received (i) counterparts of this Amendment duly executed by the parties hereto, and (ii) payment of all fees due and payable under or in connection with this Amendment.

ARTICLE 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ARTICLE 8. Previous Agreement. This Amendment supersedes any and all previous agreements, documents and understandings relating to the subject matter hereof, to the extent inconsistent herewith.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or other duly authorized representatives as of the date first above written.



ALLIANCE SEMICONDUCTOR CORPORATION

By:  /s/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO

ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD.

By:  /s/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO




CHINA TRUST COMMERCIAL BANK, LTD. NEW YORK BRANCH

By: /s/ John Teng
    ----------------------------------------
Name: John Teng
Title: Executive Vice President -General Manager
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Exhibit

$45,000,000.00

AMENDED AND RESTATED NOTE

MARCH 3, 2003


FOR VALUE RECEIVED, the undersigned, ALLIANCE SEMICONDUCTOR CORPORATION, a Delaware corporation, ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD., a South African corporation (collectively the "Borrower") HEREBY PROMISE TO P A Y to the order of CHINATRUST COMMERCIAL BANK, LTD., New York Branch (the "Bank") at its New York Office located at 366 Madison Avenue, 3rd Floor, New York, New York 10017 for the account of the Bank, in lawful money of the United States and in immediately available funds, the principal amount of Forty Five Million Dollars ($45,000,000.00) or the aggregate unpaid principal amount of the Loans pursuant to the Credit Agreement and outstanding on the Termination Date, whichever is less, in full along with any interest and other moneys due under this Amended and Restated Note, and to pay interest from the date of this Amended and Restated Note, in like money, at said office for the account of the Bank, at the time and at a rate per annum as provided in the Credit Agreement. The Borrower hereby authorizes the Bank to endorse on the Schedule annexed to this Amended and Restated Note or to keep separate records of the Loans made to the Borrower and all payments of principal amounts in respect of such Loans, which endorsements or records shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of such Loans; provided, however, that the failure to make such notation with respect to such Loans or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Amended and Restated Note.

This Amended and Restated Note is the Amended and Restated Note referred to in, and is entitled to t11e benefits of, the Amended and Restated Credit Agreement, dated as of January 21, 2002; between the Borrower and the Bank, as amended by the Amendment to the Credit Agreement dated as of March 3,2003 (as amended, the "Credit Agreement"). Terms used herein which are defined in the Credit Agreement shall have their defined meanings when used herein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Amended and Restated Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Amended and Restated Note upon the terms and conditions specified in the Credit Agreement. This Amended and Restated Note is secured by the Pledge Agreement and Supplemental Pledge Agreement referred to in the Credit Agreement, reference to which is hereby made for a description of the collateral provided for under the Pledge Agreement and Supplemental Pledge Agreement and the rights of the Borrower and the Bank in respect to such collateral.

This Amended and Restated Note constitutes a consolidation of the obligations under the Note and Additional Note and obligation to repay the Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00) additional Loan (when and if made). This Amended and Restated Note supercedes and replaces the Note and Additional Note but is not a novation of the amount of the continuing indebtedness, and all security rights held by Bal1k under the earlier notes shall continue in full force and effect.
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This Amended and Restated Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of law rules.

ALLIANCE SEMICONDUCTOR CORPORATION

By:  /s/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO

ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD.

By:  /s/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO